CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Director Stock Option Plan of PixTech, Inc. of our report dated February 9, 1998, with respect to the consolidated financial statements of PixTech, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                               ERNST & YOUNG LLP


New York, New York
February 17, 1998